Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

Term Sheet	Date Prepared: January 11, 2007

Citigroup Mortgage Loan Trust Asset-Backed Certificates,
Series 2007-AR1

Approximate Total Offered Size: $[818,333,000]
Citigroup Global Markets Realty Corp.
Seller

CitiMortgage, Inc.
Master Servicer

Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class	Coupons	Ratings (S&P/Moodys)		WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A1	365,331,000	FLT/Sup Sen/SEQ	LIBOR_1mo + [](2)	[AAA]	[Aaa]	1.00 / 1.00	1-25 / 1-25
Class A2	199,914,000	FLT/Sup Sen/SEQ	LIBOR_1mo + [](2)	[AAA]	[Aaa]	3.00 / 3.00	25-51 / 25 -51
Class A3	134,170,000	FLT/Sup Sen/SEQ	LIBOR_1mo + [](2)	[AAA]	[Aaa]	5.44 / 6.42	51-71 / 51-152
Class A4	77,713,000	FLT/Sen Mezz	LIBOR_1mo + [](2)	[AAA]	[Aaa]	2.42 / 2.61	1-71 / 1-152
Class M1	19,366,000	FLT/Mezz	LIBOR_1mo + [](2)	[AA]	[Aa2]	4.21 / 4.41	37-71 / 37-94
Class M2	11,949,000	FLT/Mezz	LIBOR_1mo + [](2)	[A]	[A2]	4.16 / 4.20	37-71 / 37-79
Class M3	5,769,000	FLT/Mezz	LIBOR_1mo + [](2)	[BBB]	[Baa2]	3.89 / 3.89	37-63 / 37-63
Class M4	4,121,000	FLT/Mezz	LIBOR_1mo + [](2)	[BBB-]	[Baa3]	3.41 / 3.41	37-51 / 37-51

NON-OFFERED CERTIFICATES
Class CE
Class R

(1) The class sizes are approximate and subject to +/- 10% variance and rating agency levels.
(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase to 2x on the Distribution Date following the first possible Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase to 1.5x on the Distribution Date following the first possible Optional Termination Date.
(3) Based on Pricing Prepayment Assumption.

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc.	Expected Settlement Date:	January 31, 2007
Rating Agencies:	[S&P / Moody’s]	Trust Administrator:	CitiMortgage, Inc.
Trustee:	U.S. Bank National Association	Paying Agent:	Citibank, N.A.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com

Mortgage Finance
Jonathan Riber	(212) 723-9937	jonathan.riber@citigroup.com
Kathryn Ebner	(212) 723-6879	kathryn.ebner@citigroup.com

Analytics
Shekhar Shah	(212) 723-5386	shekhar.shah@citigroup.com
Noel Doromal	(212) 723-9026	noel.doromal@citigroup.com
Jerome Langella	(212) 723-6621	jerome.langella@citigroup.com

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Transaction Summary

Title of Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-AR1.

Offered Certificates:
Approximately $777,128,000 senior variable-rate Certificates (the Class A1, Class A2, Class A3 and Class A4 Certificates) and approximately $41,205,000 mezzanine variable-rate Certificates (the Class M1, Class M2, Class M3 and Class M4 Certificates).

Non-Offered Certificates:	Class CE and Class R Certificates.

Class A Certificates:	Class A1, Class A2, Class A3 and Class A4 Certificates

Class M Certificates:	Class M1, Class M2, Class M3 and Class M4 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originators:
American Home Mortgage Corporation
Ameriquest Mortgage Company
Community Lending Corp.
Countrywide Home Loans, Inc.
Equity Now
Fifth Third Bank
GMAC Mortgage Corporation
Greenpoint Mortgage Funding, Inc.
HomeBanc Mortgage Corporation
LoanCity
MortgageIT, Inc.
PHH US Mortgage Corporation
Secured Bankers Mortgage Company
Silver State Mortgage
Suntrust Mortgage
Taylor, Bean & Whitaker Mortgage Corp.
Weichert Financial
Wells Fargo Bank N.A.

Servicers:
CitiMortgage, Inc.
Countrywide Home Loans Servicing LP
Fifth Third Bank
GMAC Mortgage Corporation
Greenpoint Mortgage Funding, Inc.
HomeBanc Mortgage Corporation
PHH US Mortgage Corporation
Suntrust Mortgage
Wells Fargo Bank N.A.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust's representative in reviewing and analyzing certain information made available to it and in monitoring delinquent and defaulted mortgage loans. The Credit Risk Manager will report its analyses and findings to the trust administrator and to other affiliates of the Depositor.

Master Servicer and Trust Administrator:	CitiMortgage, Inc.

Paying Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association.

Cap Provider:	TBD

Mortgage Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 2,574 adjustable, fixed-rate and hybrid first lien mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $824,102,024 (the “Mortgage Loans”). The mortgage rates on the Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR or One-Year CMT index and have initial rate adjustments occurring two, three, five, seven or ten years after the first due date. The rate adjustment frequency of the Mortgage Loans is semi-annual or annual after the initial rate adjustment.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about January 31, 2007

Distribution Dates:	25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in February 2007

Cut-off Date:	January 1, 2007

Payment Delay:	The Offered Certificates have a 0 day delay

Day Count:	The Offered Certificates are Actual/360

Administrative Fee Rate:	Sum of the Servicing Fee and Credit Risk Manager Fee equal to [0.285%] per annum.

Denomination:	$100,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be January 2037.

SMMEA Eligibility:	All Offered Certificates will be SMMEA eligible (except for the Class M2, Class M3 and Class M4 Certificates).

ERISA Eligibility:
All Offered Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	The structure is classified as a Senior/Subordinate/Overcollateralization structure.

Pricing Prepayment Assumption:	12% CPR in month 1, building to 30% CPR by month 12; 30% CPR from months 12-35; 35% CPR for months 36 and thereafter.

Pass-Through Rate:
➢  The Pass-Through Rate for each class of the Class A and each class of Class M Certificates on each Distribution Date is the lesser of:
•  (1) the related Formula Rate
•  (2) the Net WAC Rate for that Distribution Date
➢  The Formula Rate for each class of Class A and Class M Certificates is as follows:
•     On or prior to the first possible Optional Termination Date: The lesser of (i) One-Month LIBOR plus a related margin which will be set at pricing and (ii) the Maximum Cap Rate.
•  After the first possible Optional Termination Date: The lesser of (i) One-Month LIBOR plus 2x the initial margin for each class of Class A Certificates or One-Month LIBOR plus 1.5x the initial margin for each class of Class M Certificates and (ii) the Maximum Cap Rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount (subject to funds available) such that the Class A Certificates will have approximately [%] of the current principal balance of the Mortgage Loans as credit enhancement (which is approximately 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero. Thereafter (assuming no Trigger Event is in effect), principal will be distributed to each Class of Class M Certificates in an amount (subject to finds available) such that such class of Class M Certificates will have approximately 2x the initial credit support for such class.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period plus any payments from the Cap Agreement expressed as a per annum rate on the aggregate principal balance of the Mortgage Loans.

STRUCTURE SUMMARY

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period and actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of amounts payable or reimbursable to the trustee, the Master Servicer, the Servicers or others, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination Date:
10% cleanup call based on the Cut-off Date Principal Balance of the Mortgage Loans. If such call is exercised, the Class A and M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously accrued but not paid (if any)
➢  LIBOR Carryover Amount (if any)

Net WAC Rate:
With respect to any Distribution Date, the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

Maximum Net Mortgage Rate:
For each fixed-rate Mortgage Loan, the applicable Mortgage Rate less the Administrative Fee Rate. For each adjustable-rate Mortgage Loan, the applicable maximum Mortgage Rate less the Administrative Fee Rate.

STRUCTURE SUMMARY

LIBOR Carryover Amount:
For any Distribution Date, the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued on such unpaid portion at the respective Formula Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date, and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb Realized Losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount and Allocated Realized Loss Amount to the Offered Certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicers, the Master Servicer, the Paying Agent, the Trust Administrator, the Trustee, the Credit Risk Manager or others of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans) occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust; (iii) all principal and interest advances made by the Servicers or the Master Servicer with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicers or the Master Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

STRUCTURE SUMMARY

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Mortgage Loans plus 100% of the overcollateralization increase amount. With respect to any Distribution Date on or after the Stepdown Date or on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the aggregate certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 88.60% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Class M Principal Distribution Amount:
For any class of Class M Certificates with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior classes of Certificates after all principal distributions thereon on the related Distribution Date and (b) the outstanding Certificate Principal Balance of such class of Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X such Class’s initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the excess, if any, of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Paying Agent (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and the Class M Certificates. Under the Cap Agreement, on each Distribution Date the Cap Provider will be obligated to make monthly payments to the trust (based on a notional amount) when Month LIBOR exceeds [6.00%]. The schedule containing the notional amounts are in the tables on pages [16].

STRUCTURE SUMMARY

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any Interest Carry Forward Amount, and then, excluding any Interest Carry Forward Amount, to pay interest to the Class M Certificates, sequentially.
2.  From the Principal Remittance Amount prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Class A Certificates, until each such class is reduced to zero (in the priority described below).
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until each such class has been reduced to zero.
3.  From the Principal Remittance Amount on or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Class A Principal Distribution Amounts to the Class A Certificates (in the priority described below), until each such class has been reduced to zero.
b)  To pay the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until each such class is reduced to zero.

With respect to the Class A Certificates, all principal distributions will be distributed concurrently, to (a) the Class A1, Class A2 and Class A3 Certificates and (b) the Class A4 Certificates, on a pro rata basis based on the aggregate certificate principal balance of such classes, until the certificate principal balance of each such class has been reduced to zero.  Principal payments pursuant to clause (a) of this paragraph will be paid, sequentially, to the Class A1, Class A2 and Class A3 Certificates, in that order, until their respective certificate principal balances have been reduced to zero.

4.  From Excess Interest, to pay, up to an amount sufficient to restore the overcollateralization to the required level, to the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5.  From the remaining Excess Interest plus any Overcollateralization Release Amount, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.  From the remaining Excess Interest plus any Overcollateralization Release Amount, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.  From the remaining Excess Interest plus any Overcollateralization Release Amount, if any, to pay any LIBOR Carryover Amounts in the following order of priority:
(i)  to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
8.  From the cash received from the Cap Agreement to cover Interest Carry Forward Amounts on the Class A Certificates.
9.  To pay the cash received from the Cap Agreement in the same priority as clauses (4) to (7) above.
10.  To the holders of the Class CE and Class R Certificates as provided in the Pooling and Servicing Agreement.

Payment Priority (continued):
Notwithstanding the foregoing, on any Distribution Date on which the aggregate certificate principal balance of the Class M Certificates and the Class CE Certificates has been reduced to zero, principal distributions will be allocated first, concurrently, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis based on the certificate principal balance of each such class, until their current principal balance has been reduced to zero and second, to the Class A4 Certificates, until its current principal balance has been reduced to zero.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the first Distribution Date after the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial percentage

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
➢  If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [40.20]% of the Senior Enhancement Percentage; or
➢  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Percentage	Percentage
February 2009 through January 2010	[0.20]%
February 2010 through January 2011	[0.50]%
February 2011 through January 2012	[0.85]%
February 2012 through January 2013	[1.20]%
February 2013 and thereafter	[1.45]%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and Mortgage Loans in bankruptcy which are delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

CREDIT ENHANCEMENT SUMMARY

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Initial Credit Support*		Target Credit Support
On or After Stepdown Date*
Class	Percentage**	Class	Percentage**
A	5.70%	A	11.40%
M1	3.35%	M1	6.70%
M2	1.90%	M2	3.80%
M3	1.20%	M3	2.40%
M4	0.70%	M4	1.40%

* Includes Overcollateralization
**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal received or advanced on or before the related Determination Date and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates, after giving effect to distributions of Principal Remittance Amount to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account the allocation of any Realized Losses on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account the allocation of any Realized Losses on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

CREDIT ENHANCEMENT SUMMARY

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 0.70% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 1.40% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
Realized losses on the mortgage loans will not be allocated to any class of the Class A Certificates. However, additional loss protection is provided to the Class A1, Class A2 and Class A3 Certificates by the Class A4 Certificates by means of the sequential priority for principal distributions outlined on page 10, which comes into effect if the Certificate Principal Balances of the Class CE Certificates and the Class M Certificates have been reduced to zero.

Class	Loss Protection
Class A1, Class A2 and Class A3 Certificates	[15.13%] (+/- 50bps)
Class A4 Certificates	[5.70%] (+/- 50 bps)

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the Mortgage Loans.

Compensating Interest:
With respect to each principal prepayment in full (or in the case of certain Servicers, in part) of a mortgage loan, the related Servicer will be generally obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. However, the aggregate amount of Compensating Interest payable by a Servicer for any month is generally capped out by the aggregate Servicing Fees actually received by such Servicer for such month (or, in the case of certain Servicers, is capped out at a lesser aggregate amount determined as provided in the related servicing agreement). To the extent the Servicer fails to pay any compensating interest that it is required to pay, the Master Servicer will be required to make such payment of compensating interest.

Net WAC Cap and Effective Maximum Rate for the Class A and Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.02	21.22	37	6.68	17.11
2	7.18	20.32	38	7.40	17.93
3	6.49	19.57	39	6.68	17.05
4	6.70	19.72	40	6.91	17.19
5	6.49	19.44	41	6.68	16.85
6	6.71	19.58	42	6.91	16.99
7	6.50	19.29	43	6.68	16.65
8	6.50	19.20	44	6.68	16.56
9	6.72	19.33	45	6.91	16.75
10	6.52	19.03	46	6.70	16.50
11	6.76	19.17	47	6.92	16.66
12	6.55	18.86	48	6.70	16.31
13	6.55	18.77	49	6.70	16.22
14	7.01	19.14	50	7.42	16.92
15	6.55	18.60	51	6.70	16.04
16	6.77	18.73	52	6.93	16.20
17	6.56	18.42	53	6.71	15.87
18	6.78	18.55	54	6.94	16.10
19	6.56	18.25	55	6.72	15.83
20	6.57	18.17	56	6.79	16.22
21	6.79	18.32	57	7.08	17.04
22	6.57	18.02	58	6.94	17.92
23	6.79	18.17	59	7.19	10.52
24	6.58	17.87	60	6.96	10.19
25	6.58	17.78	61	6.96	10.19
26	7.28	18.43	62	7.44	10.90
27	6.58	17.62	63	6.96	10.19
28	6.80	17.76	64	7.20	10.53
29	6.59	17.46	65	6.96	10.19
30	6.81	17.63	66	7.20	10.53
31	6.60	17.35	67	6.96	10.19
32	6.62	17.43	68	6.96	10.20
33	6.87	17.66	69	7.20	10.54
34	6.68	17.39	70	6.96	10.22
35	6.91	17.56	71	7.20	10.56
36	6.68	17.22

Assumptions:
(1)	Assumes 1-Month LIBOR, 6-Month LIBOR, 12-Month LIBOR and 1-Year CMT stays at 5.35%, 5.37%, 5.32% and 4.99%, respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1m LIBOR, 6mLIBOR, 1yLIBOR and 1yCMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement

Cap Agreement Schedule

Cap Agreement Schedule, Strike = [6.00%] for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	776,632,600.00	31	266,265,388.44
2	759,879,838.36	32	255,673,029.46
3	741,931,845.45	33	244,892,874.24
4	723,050,777.43	34	233,844,900.51
5	703,153,860.47	35	223,161,420.15
6	682,332,032.08	36	212,944,901.85
7	660,580,118.94	37	203,183,054.19
8	638,097,118.23	38	196,204,422.75
9	615,365,871.73	39	187,292,315.11
10	592,716,377.46	40	178,776,930.90
11	570,776,262.47	41	170,640,608.86
12	549,634,005.69	42	162,866,479.91
13	529,264,145.28	43	155,438,435.12
14	509,639,875.24	44	148,341,071.24
15	490,731,358.80	45	141,559,637.52
16	472,506,925.04	46	135,080,129.72
17	454,937,170.41	47	128,888,648.37
18	438,012,149.87	48	122,972,874.55
19	421,705,657.42	49	117,320,488.20
20	405,996,743.62	50	111,919,772.59
21	390,860,122.78	51	106,759,539.30
22	376,259,765.55	52	101,829,077.10
23	362,190,017.16	53	97,118,169.24
24	348,620,174.84	54	92,617,027.61
25	335,544,195.78	55	88,316,307.44
26	322,945,414.11	56	84,207,044.43
27	310,804,752.80	57	80,280,011.72
28	299,098,080.18	58	76,526,090.21
29	287,806,896.60	59 and Thereafter	0.00
30	276,870,874.13

Sensitivity Analysis - To Maturity

Percent of Prepay Assumption	50%	100%	150%	200%

Class A1
WAL	1.95	1.00	0.66	0.49
Principal Window	1 - 49	1 - 25	1 - 16	1 - 12
Principal Window End Date	Feb-11	Feb-09	May-08	Jan-08

Class A2
WAL	6.01	3.00	1.87	1.31
Principal Window	49 - 104	25 - 51	16 - 31	12 - 21
Principal Window End Date	Sep-15	Apr-11	Aug-09	Oct-08

Class A3
WAL	12.98	6.42	3.94	2.43
Principal Window	104 - 287	51 - 152	31 - 93	21 - 62
Principal Window End Date	Dec-30	Sep-19	Oct-14	Mar-12

Class A4
WAL	5.22	2.61	1.64	1.10
Principal Window	1 - 287	1 - 152	1 - 93	1 - 62
Principal Window End Date	Dec-30	Sep-19	Oct-14	Mar-12

Class M1
WAL	8.52	4.41	3.53	3.83
Principal Window	49 - 189	37 - 94	39 - 58	42 - 52
Principal Window End Date	Oct-22	Nov-14	Nov-11	May-11

Class M2
WAL	8.15	4.20	3.33	3.35
Principal Window	49 - 161	37 - 79	38 - 50	39 - 42
Principal Window End Date	Jun-20	Aug-13	Mar-11	Jul-10

Class M3
WAL	7.53	3.89	3.13	3.18
Principal Window	49 - 130	37 - 63	37 - 41	38 - 39
Principal Window End Date	Nov-17	Apr-12	Jun-10	Apr-10

Class M4
WAL	6.47	3.41	3.07	3.08
Principal Window	49 - 103	37 - 51	37 - 37	37 - 38
Principal Window End Date	Aug-15	Apr-11	Feb-10	Mar-10

Sensitivity Analysis - To Call

Percent of Prepay Assumption	50%	100%	150%	200%

Class A1
WAL	1.95	1.00	0.66	0.49
Principal Window	1 - 49	1 - 25	1 - 16	1 - 12
Principal Window End Date	Feb-11	Feb-09	May-08	Jan-08

Class A2
WAL	6.01	3.00	1.87	1.31
Principal Window	49 - 104	25 - 51	16 - 31	12 - 21
Principal Window End Date	Sep-15	Apr-11	Aug-09	Oct-08

Class A3
WAL	11.12	5.44	3.36	2.29
Principal Window	104 - 145	51 - 71	31 - 45	21 - 32
Principal Window End Date	Feb-19	Dec-12	Oct-10	Sep-09

Class A4
WAL	4.87	2.42	1.53	1.07
Principal Window	1 - 145	1 - 71	1 - 45	1 - 32
Principal Window End Date	Feb-19	Dec-12	Oct-10	Sep-09

Class M1
WAL	8.13	4.21	3.41	2.65
Principal Window	49 - 145	37 - 71	39 - 45	32 - 32
Principal Window End Date	Feb-19	Dec-12		Sep-09

Class M2
WAL	8.08	4.16	3.30	2.65
Principal Window	49 - 145	37 - 71	38 - 45	32 - 32
Principal Window End Date	Feb-19	Dec-12	Oct-10	Sep-09

Class M3
WAL	7.53	3.89	3.13	2.65
Principal Window	49 - 130	37 - 63	37 - 41	32 - 32
Principal Window End Date	Nov-17	Apr-12	Jun-10	Sep-09

Class M4
WAL	6.47	3.41	3.07	2.65
Principal Window	49 - 103	37 - 51	37 - 37	32 - 32
Principal Window End Date	Aug-15	Apr-11	Feb-10	Sep-09

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.12	25	1.10	49	1.25
2	1.59	26	1.65	50	1.81
3	1.04	27	1.11	51	1.26
4	1.23	28	1.29	52	1.45
5	1.04	29	1.11	53	1.28
6	1.23	30	1.30	54	1.48
7	1.05	31	1.13	55	1.31
8	1.05	32	1.15	56	1.38
9	1.24	33	1.36	57	1.63
10	1.07	34	1.21	58	1.55
11	1.28	35	1.40	59	1.77
12	1.10	36	1.22	60	1.59
13	1.10	37	1.22	61	1.60
14	1.47	38	1.75	62	1.97
15	1.10	39	1.21	63	1.62
16	1.28	40	1.39	64	1.81
17	1.10	41	1.21	65	1.64
18	1.28	42	1.40	66	1.83
19	1.10	43	1.22	67	1.66
20	1.10	44	1.22	68	1.66
21	1.29	45	1.41	69	1.85
22	1.10	46	1.24	70	1.68
23	1.29	47	1.43	71	1.87
24	1.11	48	1.25

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Static Indices: 6-Month LIBOR = 5.37%, 12-Month LIBOR = 5.32% and 1-Year CMT 4.99%
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement

Assumed Monthly Excess Interest at Forward Indices

Period	Excess Interest at Forward Indices (%)	Period	Excess Interest at Forward Indices (%)	Period	Excess Interest at Forward Indices (%)
1	2.12	25	1.70	49	1.62
2	1.60	26	2.19	50	2.13
3	1.07	27	1.70	51	1.62
4	1.26	28	1.86	52	1.79
5	1.10	29	1.70	53	1.63
6	1.32	30	1.87	54	1.80
7	1.19	31	1.70	55	1.64
8	1.25	32	1.69	56	1.68
9	1.49	33	1.86	57	1.88
10	1.38	34	1.70	58	1.73
11	1.63	35	1.85	59	1.91
12	1.52	36	1.68	60	1.75
13	1.56	37	1.68	61	1.76
14	1.94	38	2.17	62	2.10
15	1.63	39	1.66	63	1.77
16	1.81	40	1.82	64	1.95
17	1.66	41	1.64	65	1.78
18	1.84	42	1.80	66	1.96
19	1.68	43	1.64	67	1.79
20	1.69	44	1.63	68	1.80
21	1.86	45	1.80	69	1.98
22	1.70	46	1.63	70	1.83
23	1.87	47	1.79	71	2.00
24	1.71	48	1.62

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Indices: All indices are at forward
4. 10% optional clean-up call
5. Includes payments made from the Cap Agreement
6. 15 day Lookback for forward curves

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL	Cum Loss (%)
M1	10.98%	9.06	6.21%
M2	8.28%	10.49	4.91%
M3	6.99%	12.11	4.24%
M4	6.25%	12.88	3.84%

Assumptions

1.	Trigger Event fail
2.	25 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses all indices at forward
8.	100% Principal and Interest Advancing
9.	To maturity

Collateral Description

Product Type	Fixed	Non-Hybrid Arms	2/1 & 3/1 Hybrids	5/1 Hybrids	7/1 hybrids	10/1 Hybrids	Aggregate
Aggregate Principal Balance	$14,550,782	$39,532,460	$108,537,438	$448,241,358	$184,201,411	$29,038,574	$824,102,024
Average Loan Balance	$139,911	$617,695	$411,127	$286,416	$375,921	$333,777	$320,164
Number of Loans	104	64	264	1,565	490	87	2,574
WA Months to Roll	N/A	7	31	56	80	116	58
WA Term to Maturity	327	356	357	356	356	356	356
Gross WAC (%)	7.001%	5.536%	6.840%	7.140%	6.949%	6.875%	6.969%
WA Expense Fee (%)	0.254%	0.373%	0.261%	0.271%	0.308%	0.328%	0.285%
Net WAC (%)	6.746%	5.162%	6.579%	6.869%	6.641%	6.547%	6.684%
WA Initial Cap (%)	N/A	2.042%	3.683%	5.109%	5.251%	5.019%	4.797%
WA Periodic Cap (%)	N/A	2.042%	1.773%	1.393%	2.144%	1.997%	1.668%
WA Lifetime Cap (%)	N/A	11.235%	12.829%	12.296%	12.394%	12.309%	12.338%
Minimum Coupon (%)	5.200%	3.875%	4.500%	4.500%	5.750%	5.250%	3.875%
Maximum Coupon (%)	8.375%	7.625%	10.000%	9.250%	8.875%	9.000%	10.000%
Maximum Interest Rate (%)	N/A	13.000%	16.000%	14.875%	14.500%	14.000%	16.000%
WA Gross Margin (%)	N/A	2.456%	2.411%	2.320%	2.359%	2.323%	2.348%
WA Net Margin (%)	N/A	2.083%	2.150%	2.049%	2.051%	1.995%	2.063%
6-Month LIBOR Indexed (%)	N/A	2.16%	50.62%	73.81%	22.77%	2.24%	52.09%
12-Month LIBOR Indexed (%)	N/A	63.28%	47.73%	25.13%	76.44%	87.70%	43.17%
1-Year CMT Indexed (%)	N/A	34.56%	1.66%	1.06%	0.79%	10.06%	2.98%
Non- Zero WA FICO	682	716	712	718	714	724	716
Interest Only (%)	22.85%	1.28%	83.41%	91.08%	92.60%	93.23%	84.97%
Cash Out Refinance (%)	32.42%	5.69%	25.80%	24.45%	23.95%	31.98%	24.02%
California (%)	9.19%	22.59%	38.40%	24.72%	32.25%	28.96%	27.98%
Primary Residence (%)	55.87%	87.99%	79.58%	77.30%	83.45%	83.20%	79.32%
Single Family and PUD (%)	64.79%	93.64%	88.23%	80.48%	87.09%	75.04%	83.14%
Largest Loan Balance	$571,393	$1,848,997	$1,308,900	$2,742,000	$1,500,000	$1,995,000	$2,742,000
WA Original LTV (%)	75.86%	67.72%	75.88%	75.67%	76.62%	78.12%	75.62%
WA Current LTV (%)	74.60%	67.43%	75.76%	75.58%	76.51%	78.07%	75.49%
Top Originators:	Greenpoint: 79.39%	Countrywide: 98.72%	Countrywide: 36.07%	Am. Home: 62.70%	Countrywide: 47.90%	Homebanc: 41.46%	Am. Home: 36.79%
	PHH: 12.57%	Taylor Bean: 1.28%	Greenpoint: 25.93%	Taylor Bean: 6.70%	Homebanc: 25.53%	Am. Home: 32.42%	Countrywide: 20.77%
	Equity Now: 4.08%		Taylor Bean: 21.22%	Fifth Third: 6.24%	Taylor Bean: 18.18%	Wells Fargo: 13.24%	Taylor Bean: 10.56%

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	2,574
Aggregate Original Principal Balance:	$826,478,462.34	(+/-) 7%
Aggregate Current Principal Balance:	$824,102,023.89	(+/-) 7%
Average Original Loan Balance:	$321,087.20	Approx.
Average Current Loan Balance:	$320,163.96	Approx.
Percent of Interest Only Loans:	84.97%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	14.54%
Wtd. Avg. Net/Gross Coupon:	6.684% / 6.969%	(+/-) 7 bps
GWAC Range:	3.875% - 10.000%	Approx.
Index:
6-Month LIBOR	52.09%	Approx.
12-Month LIBOR	43.17%	Approx.
1-Year CMT	2.98%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.111% / 2.364%	(+/-) 7 bps
12-Month LIBOR	1.976% / 2.297%	(+/-) 7 bps
1-Year CMT	2.477% / 2.797%	(+/-) 7 bps
Reset Frequency:
Annually	46.26%	Approx.
Semi-Annually	51.98%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	58	(+/-) 1 month
Wtd. Avg. Next Change Date:	10/28/2011	Approx.
Initial Cap:	4.797%	Approx.
Periodic Cap:	1.668%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.066% / 2.352%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	12.053% / 12.338%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.62%	Approx.
Wtd. Avg. Combined LTV:	86.75%	Approx.
Percent with Simultaneous Second Lien:	57.76%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	716	Approx.
Geographic Distribution: (>5%)
California	27.98%	Approx.
Florida	15.72%	Approx.
Illinois	6.08%	Approx.
Georgia	5.82%	Approx.
Originator:
American Home	36.79%	Approx.
Countrywide	20.77%	Approx.
Taylor Bean	10.56%	Approx.
Homebanc	10.31%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1,350.00 - 25,000.00	6	93,227.50	0.01	7.238	741	61.68
25,000.01 - 50,000.00	34	1,413,319.24	0.17	7.290	711	75.61
50,000.01 - 75,000.00	81	5,154,306.80	0.63	7.458	706	72.99
75,000.01 - 100,000.00	128	11,419,748.37	1.39	7.275	712	75.00
100,000.01 - 125,000.00	176	19,834,487.73	2.41	7.226	717	75.92
125,000.01 - 150,000.00	215	29,706,525.32	3.60	7.154	720	76.12
150,000.01 - 175,000.00	182	29,614,938.30	3.59	7.047	717	76.45
175,000.01 - 200,000.00	193	36,256,955.78	4.40	7.114	716	77.55
200,000.01 - 225,000.00	162	34,474,187.21	4.18	7.015	717	75.91
225,000.01 - 250,000.00	156	37,071,133.89	4.50	7.093	710	76.76
250,000.01 - 275,000.00	120	31,490,913.75	3.82	7.017	718	77.12
275,000.01 - 300,000.00	111	31,840,814.26	3.86	7.059	711	76.68
300,000.01 - 333,700.00	121	38,451,346.17	4.67	7.104	718	77.55
333,700.01 - 350,000.00	50	17,084,259.47	2.07	7.027	712	77.52
350,000.01 - 400,000.00	131	49,534,314.28	6.01	6.885	717	78.11
400,000.01 - 500,000.00	235	106,562,886.97	12.93	6.862	713	75.89
500,000.01 - 600,000.00	194	106,208,608.36	12.89	6.998	719	78.36
600,000.01 - 700,000.00	109	70,686,172.15	8.58	6.868	716	72.89
700,000.01 - 800,000.00	55	41,054,578.24	4.98	6.876	719	76.04
800,000.01 - 900,000.00	30	25,604,241.24	3.11	6.736	710	70.92
900,000.01 - 1,000,000.00	43	42,063,531.95	5.10	6.917	706	70.27
1,000,000.01 - 1,500,000.00	36	45,930,549.17	5.57	6.813	724	70.66
1,500,000.01 - 2,000,000.00	3	5,348,997.01	0.65	6.601	737	70.80
2,000,000.01 - 2,500,000.00	2	4,459,980.75	0.54	7.307	724	77.61
2,500,000.01 - 2,741,999.98	1	2,741,999.98	0.33	6.125	663	71.00
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The average current balance, as of the cut-off date is approximately $320,164.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
18,900.00 - 25,000.00	4	81,610.36	0.01	7.090	747	59.07
25,000.01 - 50,000.00	32	1,316,069.89	0.16	7.367	709	78.38
50,000.01 - 75,000.00	83	5,251,556.15	0.64	7.436	707	72.35
75,000.01 - 100,000.00	127	11,323,456.13	1.37	7.289	712	74.95
100,000.01 - 125,000.00	174	19,579,269.26	2.38	7.244	716	75.99
125,000.01 - 150,000.00	213	29,353,760.79	3.56	7.147	720	75.93
150,000.01 - 175,000.00	185	30,019,387.98	3.64	7.040	717	76.55
175,000.01 - 200,000.00	193	36,071,222.92	4.38	7.115	716	77.43
200,000.01 - 225,000.00	159	33,801,959.28	4.10	7.036	718	76.17
225,000.01 - 250,000.00	159	37,743,361.82	4.58	7.072	710	76.51
250,000.01 - 275,000.00	117	30,669,963.77	3.72	7.020	719	77.20
275,000.01 - 300,000.00	115	32,559,114.24	3.95	7.054	710	77.00
300,000.01 - 333,700.00	119	37,786,196.58	4.59	7.112	716	77.55
333,700.01 - 350,000.00	49	16,522,589.29	2.00	7.046	716	78.18
350,000.01 - 400,000.00	134	50,332,958.36	6.11	6.888	716	77.86
400,000.01 - 500,000.00	236	106,791,750.83	12.96	6.861	713	75.90
500,000.01 - 600,000.00	195	106,469,516.05	12.92	6.998	719	78.28
600,000.01 - 700,000.00	110	71,224,401.85	8.64	6.864	717	72.95
700,000.01 - 800,000.00	55	41,054,578.24	4.98	6.876	719	76.04
800,000.01 - 900,000.00	30	25,604,241.24	3.11	6.736	710	70.92
900,000.01 - 1,000,000.00	43	42,063,531.95	5.10	6.917	706	70.27
1,000,000.01 - 1,500,000.00	36	45,930,549.17	5.57	6.813	724	70.66
1,500,000.01 - 2,000,000.00	3	5,348,997.01	0.65	6.601	737	70.80
2,000,000.01 - 2,500,000.00	2	4,459,980.75	0.54	7.307	724	77.61
2,500,000.01 - 2,742,000.00	1	2,741,999.98	0.33	6.125	663	71.00
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The average balance at origination, as of the cut-off date is approximately $321,087.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
American Home	1,062	303,204,133.47	36.79	7.195	719	74.59
Countrywide	264	171,133,058.77	20.77	6.557	708	73.22
Taylor Bean	275	87,028,358.58	10.56	7.015	713	74.62
Homebanc	331	84,993,288.45	10.31	6.736	735	80.32
Others	642	177,743,184.62	21.57	7.068	709	77.93
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	2	988,721.34	0.12	3.875	805	71.53
4.000 - 4.499	5	3,234,706.73	0.39	4.000	692	64.72
4.500 - 4.999	6	3,514,886.63	0.43	4.590	733	73.19
5.000 - 5.499	21	12,672,737.94	1.54	5.171	715	68.55
5.500 - 5.999	78	35,763,553.31	4.34	5.708	728	70.77
6.000 - 6.499	203	73,390,956.99	8.91	6.244	724	73.88
6.500 - 6.999	821	281,365,004.49	34.14	6.727	718	75.39
7.000 - 7.499	788	230,206,415.44	27.93	7.196	714	76.05
7.500 - 7.999	460	130,437,092.90	15.83	7.669	707	77.33
8.000 - 8.499	162	46,161,866.49	5.60	8.160	714	78.24
8.500 - 8.999	21	4,930,836.17	0.60	8.599	686	84.37
9.000 - 9.499	6	1,199,782.08	0.15	9.097	736	85.01
10.000 - 10.000	1	235,463.38	0.03	10.000	579	94.99
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The weighted average current rate, as of the cut-off date is approximately 6.969%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
180 - 240	12	1,202,567.56	0.15	6.125	667	63.96
241 - 300	1	304,293.75	0.04	7.000	644	38.75
301 - 360	2,558	821,303,446.74	99.66	6.972	716	75.65
361 - 480	3	1,291,715.84	0.16	5.956	726	75.89
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
156 - 240	12	1,202,567.56	0.15	6.125	667	63.96
241 - 300	1	304,293.75	0.04	7.000	644	38.75
301 - 360	2,558	821,303,446.74	99.66	6.972	716	75.65
361 - 477	3	1,291,715.84	0.16	5.956	726	75.89
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	2,574	824,102,023.89	100.00	6.969	716	75.62
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	1,002	348,135,904.00	42.24	6.787	717	74.61
Has Simultaneous Second	1,572	475,966,119.89	57.76	7.102	715	76.35
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
7.08 - 10.00	2	655,205.11	0.08	5.553	769	7.15
15.01 - 20.00	1	103,000.00	0.01	6.250	704	16.75
20.01 - 25.00	4	1,228,735.91	0.15	6.350	743	22.48
25.01 - 30.00	6	1,104,640.15	0.13	6.813	703	27.85
30.01 - 35.00	6	641,360.51	0.08	6.769	739	32.27
35.01 - 40.00	12	3,088,703.23	0.37	6.215	715	37.89
40.01 - 45.00	14	4,546,008.02	0.55	6.211	708	41.95
45.01 - 50.00	24	7,567,681.37	0.92	6.074	730	48.00
50.01 - 55.00	20	8,462,407.46	1.03	6.380	736	52.74
55.01 - 60.00	37	16,657,322.95	2.02	6.537	712	57.41
60.01 - 65.00	82	32,440,655.48	3.94	6.781	707	63.29
65.01 - 70.00	539	151,502,338.97	18.38	7.036	716	69.38
70.01 - 75.00	297	120,657,148.04	14.64	7.036	711	74.23
75.01 - 80.00	1,301	422,369,511.51	51.25	6.976	716	79.69
80.01 - 85.00	19	3,964,199.54	0.48	7.043	701	83.56
85.01 - 90.00	83	20,399,266.09	2.48	7.021	723	89.62
90.01 - 95.00	45	9,571,790.49	1.16	7.284	710	94.45
95.01 - 100.00	82	19,142,049.06	2.32	7.338	738	99.90
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 75.62%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
7.08 - 10.00	2	655,205.11	0.08	5.553	769	7.15
10.01 - 20.00	1	103,000.00	0.01	6.250	704	16.75
20.01 - 30.00	10	2,333,376.06	0.28	6.569	727	25.02
30.01 - 40.00	16	2,927,586.18	0.36	6.575	712	36.91
40.01 - 50.00	36	11,410,462.36	1.38	6.116	724	45.41
50.01 - 60.00	52	22,097,452.40	2.68	6.517	720	56.04
60.01 - 70.00	169	71,379,850.03	8.66	6.729	715	66.23
70.01 - 75.00	144	67,551,841.80	8.20	6.727	707	73.44
75.01 - 80.00	377	134,556,520.51	16.33	6.815	717	78.26
80.01 - 85.00	45	14,470,593.61	1.76	6.934	713	76.01
85.01 - 90.00	354	115,546,512.75	14.02	6.993	712	78.57
90.01 - 95.00	371	98,351,867.46	11.93	7.215	719	77.60
95.01 - 100.00	997	282,717,755.62	34.31	7.147	717	79.08
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 86.75%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	3	1,226,292.76	0.15	7.863	N/A	62.48
561 - 580	1	235,463.38	0.03	10.000	579	94.99
601 - 620	13	5,574,980.50	0.68	6.851	614	74.47
621 - 640	51	17,771,844.87	2.16	6.881	630	77.02
641 - 660	156	50,246,659.65	6.10	6.991	652	73.33
661 - 680	395	118,988,339.31	14.44	7.032	671	75.32
681 - 700	445	140,309,849.34	17.03	7.079	690	75.71
701 - 720	388	122,948,724.93	14.92	7.057	711	76.70
721 - 740	355	121,081,084.05	14.69	6.920	730	74.76
741 - 760	302	93,159,400.94	11.30	6.922	751	76.91
761 - 780	230	77,174,748.92	9.36	6.858	769	75.17
781 - 800	176	58,902,088.94	7.15	6.791	789	75.49
801 - 820	59	16,482,546.30	2.00	6.643	806	77.02
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62
The non-zero weighted average FICO, as of the cut-off date is approximately 716.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	464	230,588,977.01	27.98	6.888	714	74.85
Florida	438	129,515,399.75	15.72	6.919	721	76.11
Illinois	162	50,083,366.58	6.08	7.121	716	72.36
Georgia	197	47,996,738.01	5.82	6.805	720	80.09
Arizona	120	37,506,618.04	4.55	7.180	716	74.85
Virginia	95	33,068,647.00	4.01	7.101	713	77.68
New York	53	27,161,660.41	3.30	7.064	713	76.10
Maryland	77	26,063,765.92	3.16	6.942	707	76.36
Nevada	78	25,492,343.38	3.09	7.090	715	74.07
New Jersey	75	24,722,332.90	3.00	7.132	703	75.49
North Carolina	99	19,995,410.65	2.43	6.713	716	76.65
Massachusetts	46	18,037,479.84	2.19	6.782	713	71.19
Washington	60	16,977,318.50	2.06	6.935	717	75.10
Colorado	59	14,102,743.73	1.71	7.125	737	77.82
Utah	50	13,200,489.21	1.60	7.216	716	74.73
Ohio	68	10,221,069.05	1.24	7.271	697	79.59
Michigan	47	9,647,708.34	1.17	6.882	712	76.24
Oregon	35	8,959,297.14	1.09	7.015	714	76.68
Connecticut	23	8,329,016.21	1.01	6.783	705	73.05
Others	328	72,431,642.22	8.79	7.056	716	76.26
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	895	355,724,501.95	43.94	6.725	719	76.73
6-Month LIBOR	1,523	429,240,159.67	53.02	7.209	714	75.09
1-Year CMT	52	24,586,580.16	3.04	6.272	726	68.49
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	1,522	428,340,172.17	52.91	7.211	714	75.10
Annually	948	381,211,069.61	47.09	6.695	719	76.19
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000 - 2.000	1	348,550.94	0.04	7.375	638	80.00
2.001 - 2.500	2,106	682,733,354.55	84.33	6.983	716	75.90
2.501 - 3.000	350	123,122,264.52	15.21	6.878	717	73.76
3.001 - 3.500	9	2,185,072.18	0.27	7.047	755	89.96
4.501 - 5.000	4	1,161,999.59	0.14	7.436	700	76.87
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61
The weighted average margin, as of the cut-off date is approximately 2.348%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1	348,550.94	0.04	7.375	638	80.00
2.000	172	93,005,062.38	11.49	6.199	719	71.70
3.000	15	5,311,895.16	0.66	6.886	707	78.58
5.000	1,892	594,015,336.48	73.38	7.066	717	76.13
5.875	1	154,350.00	0.02	5.875	764	79.98
6.000	353	109,691,911.64	13.55	7.071	713	75.64
6.125	1	390,300.00	0.05	6.125	689	80.00
6.625	1	224,997.00	0.03	6.625	784	62.41
6.750	4	931,823.50	0.12	6.750	708	81.37
6.875	3	684,524.39	0.08	6.875	701	79.99
7.000	2	374,300.00	0.05	7.000	706	84.44
7.250	4	1,084,762.12	0.13	7.250	715	84.12
7.375	5	809,000.00	0.10	7.375	729	76.46
7.500	2	235,149.66	0.03	7.500	668	74.24
7.750	2	505,914.58	0.06	7.750	672	76.77
7.875	3	318,700.00	0.04	7.875	700	79.99
8.000	1	212,000.00	0.03	8.000	788	80.00
8.125	2	409,400.00	0.05	8.125	688	90.44
8.250	1	165,700.00	0.02	8.250	662	80.01
8.375	1	80,000.00	0.01	8.375	671	80.00
8.500	3	453,663.93	0.06	8.500	680	79.99
11.239	1	143,900.00	0.02	7.750	801	95.00
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.797%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1,135	312,694,401.08	38.63	7.265	714	74.93
2.000	1,288	486,056,583.08	60.04	6.766	718	76.01
4.261	1	143,900.00	0.02	7.750	801	95.00
6.000	36	8,270,362.73	1.02	7.683	701	76.92
6.125	3	684,524.39	0.08	6.875	701	79.99
6.250	4	931,823.50	0.12	6.750	708	81.37
6.375	1	224,997.00	0.03	6.625	784	62.41
6.875	1	390,300.00	0.05	6.125	689	80.00
7.125	1	154,350.00	0.02	5.875	764	79.98
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.668%

Maximum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.875 - 9.999	3	1,861,184.02	0.23	4.813	771	62.89
10.000 - 10.499	10	6,376,439.81	0.79	4.962	689	71.33
10.500 - 10.999	19	9,323,282.48	1.15	5.314	734	76.11
11.000 - 11.499	109	46,887,027.89	5.79	6.079	716	72.58
11.500 - 11.999	525	199,059,917.14	24.59	6.581	719	74.22
12.000 - 12.499	636	189,062,556.69	23.35	7.026	719	74.42
12.500 - 12.999	639	201,351,200.79	24.87	7.166	714	75.76
13.000 - 13.499	360	109,619,309.81	13.54	7.489	713	78.80
13.500 - 13.999	118	32,804,381.56	4.05	7.727	708	82.90
14.000 - 14.499	36	10,010,507.93	1.24	8.255	721	79.95
14.500 - 14.999	14	2,959,970.28	0.37	8.536	695	85.14
16.000 - 16.000	1	235,463.38	0.03	10.000	579	94.99
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 12.338%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000 - 2.000	1	348,550.94	0.04	7.375	638	80.00
2.001 - 2.500	2,095	679,442,506.94	83.93	6.979	716	75.88
2.501 - 3.000	360	126,279,612.13	15.60	6.904	716	73.91
3.001 - 3.500	10	2,318,572.18	0.29	7.109	756	89.10
4.501 - 5.000	4	1,161,999.59	0.14	7.436	700	76.87
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61

The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.352%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2007-01 to 2007-06	14	9,771,237.06	1.21	5.319	717	67.73
2007-07 to 2007-12	49	29,290,455.10	3.62	5.625	717	67.53
2008-01 to 2008-06	9	2,534,737.84	0.31	6.991	703	84.72
2008-07 to 2008-12	18	6,376,575.68	0.79	6.868	698	79.84
2009-01 to 2009-06	18	8,041,938.05	0.99	6.465	730	67.30
2009-07 to 2009-12	220	92,054,954.39	11.37	6.854	711	76.13
2010-01 to 2010-06	1	105,624.60	0.01	5.875	733	74.65
2010-07 to 2010-12	10	6,910,965.96	0.85	5.913	720	69.17
2011-01 to 2011-06	50	18,759,799.29	2.32	6.924	719	74.35
2011-07 to 2011-12	1,503	422,259,026.37	52.16	7.169	718	75.83
2013-01 to 2013-06	5	2,109,950.00	0.26	6.790	721	80.00
2013-07 to 2013-12	485	182,091,461.29	22.49	6.951	714	76.58
2016-01 to 2016-06	4	1,487,061.40	0.18	6.530	721	79.58
2016-07 to 2016-12	84	27,757,454.75	3.43	6.904	725	78.06
Total:	2,470	809,551,241.78	100.00	6.968	716	75.61

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	1,433	469,114,201.49	56.92	6.937	714	74.94
PUD	616	216,042,209.65	26.22	6.908	719	76.77
Condominium	368	91,703,880.91	11.13	7.097	716	77.06
Two to Four Family	152	46,014,737.93	5.58	7.311	717	74.28
Townhouse	4	922,700.16	0.11	7.449	728	86.51
Coop	1	304,293.75	0.04	7.000	644	38.75
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	1,829	653,657,632.77	79.32	6.895	713	76.01
Investor	532	105,171,724.76	12.76	7.404	725	74.35
Second Home	213	65,272,666.36	7.92	7.002	729	73.73
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	1,729	503,981,367.52	61.16	7.066	719	78.06
Cash-Out Refinance	545	197,950,690.50	24.02	6.992	706	71.63
Rate/Term Refinance	287	119,264,416.72	14.47	6.543	716	72.05
Construction	11	2,619,597.88	0.32	5.842	765	67.24
Other	2	285,951.27	0.03	8.123	735	90.68
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	596	165,674,853.36	20.10	6.697	714	77.87
Verified Income - Stated Assets	5	1,077,240.35	0.13	6.949	721	66.98
Stated Income - Verified Assets	1,215	433,486,752.78	52.60	6.964	716	75.81
Stated Income - Stated Assets	227	73,745,262.14	8.95	6.919	709	74.42
No Income - Verified Assets	333	103,732,631.57	12.59	7.308	718	74.54
No Income - Stated Assets	6	1,824,918.49	0.22	7.177	687	72.93
No Income - No Assets	192	44,560,365.20	5.41	7.308	722	70.18
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	436	123,844,022.99	15.03	6.627	712	72.61
36	12	5,678,286.37	0.69	6.730	706	71.26
60	171	46,857,124.26	5.69	7.090	711	78.20
84	44	18,057,962.49	2.19	7.018	691	75.55
120	1,911	629,664,627.78	76.41	7.028	718	76.06
Total:	2,574	824,102,023.89	100.00	6.969	716	75.62